EXHIBIT 99.1

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

CONTENTS

Page
Independent Auditor’s Report	1 – 2
Consolidated Financial Statements:
Consolidated Balance Sheets	3
Consolidated Statements of Income	4
Consolidated Statements of Equity	5
Consolidated Statements of Cash Flows	6
Notes to Consolidated Financial Statements	7 - 18

INDEPENDENT AUDITOR’S REPORT

To the Board of Managers of

Hanover Family Builders, LLC and Subsidiaries

Opinion

We have audited the accompanying consolidated financial statements of Hanover Family Builders, LLC and Subsidiaries (a Florida Limited Liability Company) (collectively the “Company”), which comprise the consolidated balance sheets as of December 31, 2021 and 2020 and the related consolidated statements of income, equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Subsequent Sale of Hanover Family Builders, LLC

As discussed in Note 12 to the consolidated financial statements, in January 2022, all of the interests in Hanover Family Builders, LLC were sold to Landsea Homes of Florida, LLC. Our opinion is not modified with respect to that matter.

To the Board of Managers of

Hanover Family Builders, LLC and Subsidiaries

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibility for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Winter Park, Florida

March 3, 2022

1560 Orange Avenue, Suite 600, Winter Park, Florida 32789 | 407.998.9000 | Fax 407.998.9010

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$6,975,619	$1,527,680
Accounts receivable	25,548	25,548
Inventory	146,726,021	79,292,696
Other current assets	5,915,786	3,785,599
Total current assets	159,642,974	84,631,523

Property and equipment, net	65,458	112,013
Deferred financing costs	665,295	257,918
Other assets	349,629	1,435,522
Total assets	$160,723,356	$86,436,976

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,905,076	$5,372,405
Due to related parties	—	832,058
Accrued expenses	1,711,741	2,543,988
Customer deposits	11,048,795	3,101,720
Related party lines of credit	5,000,000	1,500,000
Related party note payable	5,691,026	—
Note payable, current portion	600,000	—
Total current liabilities	32,956,638	13,350,171

Bank lines of credit	62,579,446	37,381,760
Note payable	2,692,000	—
PPP note payable	—	973,212
Total liabilities	98,228,084	51,705,143

Equity:
HFB members’ equity	59,795,272	34,731,833
Noncontrolling interest	2,700,000	—
Total equity	62,495,272	34,731,833
Total liabilities and equity	$160,723,356	$86,436,976

See accompanying notes to consolidated financial statements.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
Revenues	$208,115,193	$160,713,196
Cost of revenues	151,404,128	121,889,067
Gross profit	56,711,065	38,824,129

Operating expenses:
Sales and marketing	15,451,803	13,320,393
Construction supervisors	2,565,054	1,776,839
General and administrative	8,995,323	7,333,892
Depreciation	23,205	25,107
Total operating expenses	27,035,385	22,456,231
Income from operations	29,675,680	16,367,898

Other income (expense):
Other miscellaneous income	1,457,615	110,178
Interest expense	(407,764)	(90,500)
Total other income (expense)	1,049,851	19,678
Net income	30,725,531	16,387,576
Less: Net income attributable to noncontrolling interest	—	(88,419)
Net income attributable to HFB members	$30,725,531	$16,299,157

See accompanying notes to consolidated financial statements.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

		Non-
	HFB Members’	controlling	Total
	Equity	Interest	Equity
Balance, December 31, 2019	$24,656,353	$2,000,000	$26,656,353
Distributions	(6,223,677)	(2,088,419)	(8,312,096)
Net income	16,299,157	88,419	16,387,576
Balance, December 31, 2020	34,731,833	—	34,731,833
Capital contributions	—	2,700,000	2,700,000
Distributions	(5,662,092)	—	(5,662,092)
Net income	30,725,531	—	30,725,531
Balance, December 31, 2021	$59,795,272	$2,700,000	$62,495,272

See accompanying notes to consolidated financial statements.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$30,725,531	$16,387,576
Adjustments to reconcile net income to net cash used for operating activities:
Depreciation	23,205	25,107
Amortization of deferred financing costs	392,042	295,758
Forgiveness of PPP note payable	(973,212)	—
Net change in assets and liabilities:
Accounts receivable	—	(7,004)
Inventory	(61,742,299)	(23,789,987)
Other assets	(1,044,294)	(1,673,410)
Accounts payable	3,532,671	2,240,267
Due to related parties	(832,058)	832,058
Accrued expenses	(832,247)	894,684
Customer deposits	7,947,075	837,600
Net cash used for operating activities	(22,803,586)	(3,957,351)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	23,350	—
Net cash provided by investing activities	23,350	—

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of debt issuance costs	(799,419)	(212,560)
Proceeds from bank lines of credit	119,672,745	96,053,059
Payments made on bank lines of credit	(94,475,059)	(84,483,963)
Change in related party line of credit	3,500,000	—
Proceeds from seller note payable	3,592,000	—
Repayment of seller note payable	(300,000)	—
Proceeds from PPP note payable	—	973,212
Capital contributions	2,700,000	—
Distributions	(5,662,092)	(8,312,096)
Net cash provided by financing activities	28,228,175	4,017,652
Net increase in cash and cash equivalents	5,447,939	60,301
Cash and cash equivalents, beginning of year	1,527,680	1,467,379
Cash and cash equivalents, end of year	$6,975,619	$1,527,680

NONCASH FINANCING ACTIVITIES
Inventory purchased with note to related party	$5,691,026	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$2,245,704	$1,492,801

See accompanying notes to consolidated financial statements.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

1 SUMMARY OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES Business

Hanover Family Builders, LLC (“HFB”) is a limited liability company organized under the laws of the State of Florida on April 25, 2017, pursuant to an operating agreement dated August 21, 2017. The Company acquires developed lots in subdivisions and builds single family homes on them under fixed-price contracts and on a speculative basis in the Greater Orlando, Florida area.

Basis of Consolidation

The Company’s consolidated financial statements include the accounts of Hanover Family Builders, LLC and its majority-owned subsidiary limited liability companies (collectively the “Company”), after elimination of all material intercompany accounts, transactions, and profits.

The financial statements also include the assets, liabilities and results of operations of partnerships for which the Company is the primary beneficiary. The other equity holders’ interests are reflected in “Noncontrolling interest” in the consolidated balance sheets and “Net income attributable to noncontrolling interests” in the consolidated statements of income.

At December 31, 2021, HFB owned a 51% interest in Cloud Development Partners, LLC (“CDP”). CDP had approximately $320,000 in cash and cash equivalents, $6,280,000 in inventory, $1,300,000 in accounts payable, and $2,600,000 in bank lines of credit, which is net of $70,000 in loan origination costs, included in the consolidated balance sheet as of December 31, 2021. CDP had no revenues or expenses included in the consolidated statement of income for the year ended December 31, 2021.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less at acquisition as cash and cash equivalents in the accompanying consolidated financial statements.

Inventory

Inventory, consisting of developed lots, model homes and homes under construction, is carried at the lower of cost (based on a specific identification basis) or net realizable value. Cost includes lot costs, construction costs, capitalized interest and indirect costs. Lot costs are transferred to houses under construction from finished lot costs when construction commences.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Estimated useful lives range as follows:

Years
Furniture, fixtures and equipment	8
Vehicles and watercraft	5 - 10
Computers	3

Deferred Financing Costs

Costs relating to obtaining debt are capitalized and amortized over the term of the related debt using the straight-line method, which approximates the effective interest method. When the debt is paid in full, any unamortized financing costs are removed from the related accounts and charged to operations. Deferred financing costs totaled $665,295 and 257,918, net of

$1,540,773 and $1,148,731 of accumulated amortization, as of December 31, 2021 and 2020, respectively. Amortization of deferred financing costs totaled $392,042 and $295,758 for 2021 and 2020, respectively.

Revenue and Cost of Revenue

The Company recognizes revenue when the sale of the related home is closed. The Company’s performance obligation, to deliver the agreed-upon home, is generally satisfied in less than one year from the original contract date. During the construction period, costs of direct material and labor and indirect costs of acquisition and construction, including interest, are capitalized and customer deposits are recorded as liabilities.

At closing, capitalized costs are charged to cost of revenues and customer deposits are applied to the home’s purchase price. When a customer defaults on a home purchase agreement, the customer deposit is recognized as revenue in the period of the default. Costs incurred for selling, general and administrative functions and costs associated with completed homes are expensed as incurred.

The Company periodically elects to sell parcels of land to third parties if the assets no longer fit the Company’s strategic operating plans. Land sales are generally outright sales of specified land parcels with cash consideration due on the closing date, which is generally when performance obligations are satisfied.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense totaled $186,717 and $212,188 for 2021 and 2020, respectively, and are included in sales and marketing expense in the accompanying consolidated financial statements.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Income Taxes

As a limited liability company, the Company’s taxable income or loss is allocated to members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the consolidated financial statements.

Financial Instruments and Concentration of Credit Risk

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, lines of credit and note payable. The fair value of a financial instrument is the amount that would be received in an asset sale or paid to transfer a liability in an orderly transaction between unaffiliated market participants. The recorded values of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values based on their short-term nature. The recorded values of the lines of credit and the note payable approximate their fair values, as interest approximates market rates.

Financial instruments which potentially expose the Company to a concentration of credit risk consist primarily of cash and cash equivalents. The Company deposits its cash with major banks. Deposits totaling approximately $8,676,000 were not fully guaranteed by the FDIC as of December 31, 2021. The Company has historically not experienced losses on its bank cash deposits.

Use of Estimates

Preparing the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events

The Company has evaluated subsequent events through March 3, 2022, the date these consolidated financial statements were available to be issued.

Recently Issued Accounting Pronouncement

In February 2016, the FASB issued Accounting Standards Update 2016-02, Leases (Topic 842). The main difference between previous Generally Accepted Accounting Principles (“GAAP”) and Topic 842 is the recognition of lease assets and lease liabilities by lessors for those leases classified as operating leases under previous GAAP. The new standard is effective for 2022. Lessors must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. The Company is currently evaluating the effect that implementation of the new standard will have on its financial position, results of operations and cash flows.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

2 INVENTORY

Inventory consists of the following:

	December 31,
	2021	2020
Raw materials	$58,327,651	$28,950,455
Work-in-process	80,535,862	37,748,840
Finished goods	7,862,508	12,593,401
Total inventory	$146,726,021	$79,292,696

3 OTHER ASSETS

Other assets consist of the following:

	December 31,
	2021	2020
Prepaid expenses	$386,681	$110,294
Impact fee credits	1,291,870	1,000
Land deposits	2,958,636	3,654,924
Utility deposits	381,733	295,553
Due diligence costs	1,246,495	1,159,350
Total other assets	6,265,415	5,221,121
Less other current assets	5,915,786	3,785,599
Total non-current other assets	$349,629	$1,435,522

Land deposits primarily consist of funds remitted to third parties as down payments to be used towards future purchases of developed lots the Company has the contractual rights to purchase and develop single family homes on. The deposits are used on a pro-rata basis towards the purchase price of acquired lots in accordance with the respective contracts’ terms and conditions.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

4 PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2021	2020
Furniture, fixtures and equipment	$95,332	$95,332
Vehicles and watercraft	27,941	71,049
Computers	5,324	5,324
Less accumulated depreciation	(63,139)	(59,692)
Property and equipment, net	$65,458	$112,013

Depreciation expense totaled $23,205 and $25,107 for 2021 and 2020, respectively.

5 ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,
	2021	2020
Accrued payroll and related liabilities	$367,020	$1,483,665
Accrued commissions	666,362	505,679
Warranty reserves	485,521	364,144
Other accrued expenses	192,838	190,500
Total accrued expenses	$1,711,741	$2,543,988

6 COMMITMENTS AND CONTINGENT LIABILITIES

Operating Leases

The Company periodically sells model homes to customers at fair value then simultaneously leases the model homes from the buyers for a period of 24 months. There are no future minimum payments for these leases as of December 31, 2021.

Rent expense related to these leases, as well as other leases executed by the Company, totaled $68,620 and $160,409 for 2021 and 2020, respectively, and is included in sales and marketing expenses in the accompanying consolidated financial statements.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Residential Real Estate Purchase Commitments

The Company has entered into agreements to purchase a certain number of developed residential real estate lots over a specified period of time at established prices. The remaining minimum future purchase obligations under these agreements as of December 31, 2021 are as follows:

Remaining Minimum
	Number of Lot	Minimum
	Purchases per	Purchase Price
Year	Respective Year	per Lot
2022	145	$48,000 - $86,000

Development Cost Overages

In conjunction with raw land the Company sold to a land developer in September 2019, the Company agreed to reimburse the purchaser for development cost overages, which are payable when the Company takes down finished lots. It is not practicable for the Company to reasonably estimate the amount of its obligation for development cost overages; accordingly, no liability for these costs has been recorded in the accompanying consolidated financial statements. The Company’s policy is to recognize these costs at the earlier of the date they become reasonably estimable or the date they are paid. No amounts were recorded in 2021 related to these cost overages.

Guarantee of Related Party Indebtedness

As of December 31, 2021, the Company is contingently liable as guarantor with respect to

$7,000,000 of indebtedness of a related party. Should the related party be delinquent on its debt payments, the Company will be obligated to perform under the guarantee by primarily making the required payments, including late fees and penalties. Because the fair value of the debt’s collateral exceeds the amount of the debt obligation, significant losses are not anticipated.

Employee Benefit Plan

Effective January 2021, the Company participates in a 401(k) plan (‘‘Plan’’) sponsored by one of its members to provide retirement benefits for its employees. Employees may contribute a portion of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Company matches employee contributions up to 100% of the first 3% of compensation deferred, plus 50% of the next 2% of compensation deferred. In addition, the Plan provides for discretionary contributions as determined by the sponsor. Such contributions to the Plan are allocated among eligible participants in the proportion of their salaries to the total salaries of all participants. The Company contributions to the Plan totaled $185,865 and $0 for 2021 and 2020, respectively.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Uncertainty

The extent of the impact and effects of the outbreak of the coronavirus on the operation and financial performance of the Company’s business will depend on future developments, including the duration and spread of the outbreak, related travel advisories and restrictions and the recovery time of disrupted customers, all of which are highly uncertain and cannot be predicted. While the Company has not seen a significant impact on its operations due to the virus to date, if the virus causes significant negative impacts to economic conditions or consumer confidence, the Company’s operations may be adversely affected.

7 LINES OF CREDIT

Lines of credit consist of the following:

	December 31,
	2021	2020
Revolving lines of credit with a related party with a maximum capacity of $5,000,000, interest charged monthly at 6% and due on demand, matures in January 2022.	$5,000,000	$1,500,000
Revolving line of credit with a bank, maximum capacity of $40,000,000, monthly interest payments are required at LIBOR plus 3.75%, which was 3.9% as of December 31, 2021. Secured by land and improvements, subject to certain covenants, a borrowing base calculation and requires the borrower and guarantors to maintain a compensating balance of $1,000,000. Unused capacity totaled approximately $4,796,000 as of December 31, 2021. Matures in June 2023. Letters of credit are available up to $2,000,000 and reduce the line of credit availability.	28,086,894	17,040,279
Revolving line of credit with a bank, maximum capacity of $35,000,000, monthly interest payments are required at the greater of a) Prime +0.75 or b) 4%, which was 4% as of December 31, 2021. Secured by land and improvements, subject to certain covenants, a borrowing base calculation and requires the borrower and guarantors to maintain a compensating balance of $1,000,000. Unused capacity totaled approximately $700,000 as of December 31, 2021. Matures in August 2023.	18,175,344	14,180,454

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

	(continued)
	December 31,
	2021	2020
Line of credit with a bank, maximum capacity of $3,700,000, monthly interest payments are required at the greater of the 30 day LIBOR plus 4.25%, minimum rate of 4.25%. The rate was 4.4% as of December 31, 2021. Secured by land and improvements and subject to certain covenants. No further draws were available on this line as of December 31, 2021. Matures in January 2022. Letters of credit are available up to $2,000,000 and reduce the line of credit availability.	—	2,932,805
Line of credit with a bank, maximum capacity of $10,250,000, monthly interest payments are required at the 30 day LIBOR rate plus 0.45%, minimum rate of 4.25%. The rate was 4.4% as of December 31, 2021. Secured by land and improvements and subject to certain covenants. Unused capacity totaled $0 as of December 31, 2021. Matures in October 2023. Letters of credit are available up to $2,000,000 and reduce the line of credit availability.	7,175,299	3,228,322
Line of credit with a bank, maximum capacity of $7,000,000, monthly interest payments are required at the greater of prime rate plus 0.75% or 4%. The rate was 4% as of December 31, 2021. Secured by land and improvements and subject to certain covenants. Unused capacity totaled $0 as of December 31, 2021. Matures in March 2024.	4,174,993	—
Line of credit with a bank, maximum capacity of $15,000,000, monthly interest payments are required at prime rate plus 0.50%, minimum rate of 3.25%. The rate was 3.75% as of December 31, 2021. Secured by land and improvements and subject to certain covenants. Unused capacity totaled approximately $2,050,000 as of December 31, 2021. Matures in June 2024.	2,291,943	—
Line of credit with a bank, maximum capacity of $4,700,000, monthly interest payments are required at prime rate plus 0.75%, minimum rate of 3.25%. The rate was 4% as of December 31, 2021. Secured by land and improvements and subject to certain covenants. Unused capacity totaled $0 as of December 31, 2021. Matures in August 2024.	2,674,973	—
Total lines of credit	67,579,446	38,881,860
Less current maturities	(5,000,000)	(1,500,000)
Lines of credit, less current maturities	$62,579,446	$37,381,860

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Maturities of the lines of credit are as follows as of December 31, 2021:

Year Ending December 31,	Amount
2022	$5,000,000
2023	57,612,530
2024	4,966,916
$67,579,446

The Company’s interest expense for 2021 and 2020 is included in the accompanying consolidated financial statements as follows:

	December 31,
	2021	2020
Inventory (capitalized into inventory)	$1,490,675	$677,809
Cost of revenues	1,082,420	1,253,271
Interest expense	326,134	90,500
Total interest incurred	$2,899,229	$2,021,580

8 NOTE PAYABLE

In February 2021, the Company entered into a note payable agreement with the seller according to a land purchase agreement for 39 acres totaling $3,592,000. The note requires principal payments of $300,000 each February and August, with a balloon payment due at maturity. It also requires monthly interest payments of $12,259 at an interest rate of 4.5% as of December 31, 2021. The note matures in August 2023. Outstanding borrowings were

$3,292,000 and $0 as of December 31, 2021 and 2020, respectively. Future maturities for this note payable are: $600,000 in 2022 and $2,692,000 in 2023.

9 PPP NOTE PAYABLE

In May 2020, the Company entered into a note payable agreement pursuant to the Coronavirus Aid, Relief, and Economic Security Act’s (“CARES Act”) Paycheck Protection Program (“PPP”) totaling $973,212. The note required monthly principal and interest payments for two years at an interest rate of 1%. In January 2021, the loan was forgiven. The income from the forgiveness of this note payable is included in other miscellaneous income in the consolidated statement of income.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

10 EQUITY

As provided in the operating agreement, profits, losses and distribution of net cash flows of Hanover Family Builders, LLC are allocated between the equity members (the “Members”) as follows:

Allocation of Profits

Profits of the Company for each fiscal year or part thereof shall be allocated to the Members in the following manner and order of priority:

First, to the Members, in proportion to the aggregate losses, if any, previously allocated to the Members pursuant to section 4.3(b) for all prior fiscal years, until each Member has been allocated aggregate profits pursuant to section 4.2(a) for all fiscal years equal to the aggregate losses previously allocated to each Member pursuant to section 4.3(b) for all prior fiscal years.

Second, to the Members, in proportion to the aggregate losses, if any, previously allocated to the Members pursuant to section 4.3(a) for all prior fiscal years, until each Member has been allocated aggregate profits pursuant to section 4.2(b) for all fiscal years equal to the aggregate losses previously allocated to each Member pursuant to section 4.3(a) for all prior fiscal years.

The balance, if any, to the Members in proportion to their respective percentage interests.

Allocation of Losses

Losses for each fiscal year or part thereof shall be allocated to the Members in the following manner and order of priority:

First, to the Members to the extent of and in proportion to their respective positive capital account balances until all positive capital account balances are reduced to zero.

The balance, if any, to the Members in proportion to their respective percentage interests.

Distributions of Net Cash Flow

Net Cash Flow shall be distributed at such times and in such amounts as the board of managers (the “Board”) shall determine in its reasonable discretion, and may be withheld in the Board’s reasonable discretion to fund the ongoing cash needs of the Company. When distributed, such net cash flow shall be distributed in the following manner and order of priority:

First, the Board will use its reasonably best efforts to cause tax distributions for any fiscal year to be made to the Members calculated based on the Company’s net taxable income for such fiscal year. The distributions, if any, shall be apportioned among and distributed to the Members in the same proportions as the aggregate amount of the net taxable income of the Company for such fiscal year will be allocated to the Members under section 4.2, with respect to such fiscal year.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

Second, to Edge Creek Ventures, LLC (“Edge Creek”), until such time as Edge Creek shall have received distributions in an aggregate amount so as to reduce Edge Creek’s aggregate unreturned capital contributions so that the ratio of SAM Building Partners, LLC’s unreturned capital contributions to Edge Creek’s unreturned capital contributions is equal to the percentage interests of the Members, taking into account, in each case, the aggregate amount of all capital contributions made by the Members to the Company through and including such date.

The balance, if any, to the Members pro rata in proportion to their respective percentage interests.

As of December 31, 2021, the Members’ respective percentage interests are:

SAM Building Partners, LLC	75%
Edge Creek Ventures, LLC	25%

In January 2022, Landsea Homes of Florida, LLC became the 100% owner of HFB.

11 RELATED PARTY TRANSACTIONS

The Company uses office space and purchases developed lots from various entities owned, in part or in full, by one of the Company’s Members. These transactions are summarized as follows:

	Transaction Amounts
	2021	2020
Office rent charged by member	$187,004	$115,830
Interest paid	326,134	90,500
Settlement fees	15,834	18,018
Impact fee credits purchased	—	1,500,000
Purchase of developed lots	34,231,811	21,538,976
	$34,760,783	$23,263,324

Related Party Note Payable

In July 2021, the Company entered into a note payable agreement with a related party for the takedown of 97 lots with down payments between $1,000 - $21,000 per lot to obtain the title of the lots. The Company would be allowed to continue permitting the houses and start construction. Repayment of the note is due on the last day of the month, of which the house starts at a rolling 6% escalator from the date of the original transfer of title. Outstanding borrowings were $5,691,026 and $0 as of December 31, 2021, and 2020, respectively. Interest due on the note was accrued into the cost of the lots in inventory on December 31, 2021.

HANOVER FAMILY BUILDERS, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(continued)

12 SUBSEQUENT EVENTS

In January 2022, Landsea Homes of Florida, LLC acquired all of the equity interests in HFB. Approximately $69,330,000 of liabilities including lines of credit and notes payable were paid off with the proceeds of this sale in January 2022. Approximately $25,000,000 of inventory and approximately $11,350,000 in liabilities were excluded from the acquisition and transferred to an entity owned by the common ownership of HFB preceding the acquisition.

In January 2022, CDP, a 51% owned subsidiary, was liquidated. This event included $2,700,000 of original investment and approximately $300,000 in required earnings being paid to the three minority owners. The remaining assets and liabilities of CDP were transferred to an entity with common ownership of HFB preceding the acquisition described above.